TRANS WORLD GAMING CORP.

          1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



     The following constitute the provisions of the 1999 Non-Employee Director Stock Option Plan of Trans World Gaming Corp.

1.   PURPOSE

     The purpose of the Plan is to provide an investment opportunity to the Company's Non-Employee Directors by granting them Options to purchase shares of Common Stock as compensation for their service on the Board.

2.   DEFINITIONS

     As used in this Plan, the following words and phrases shall have the meanings indicated:

     (A)  "BOARD" shall mean the Company's Board of Directors.

     (B)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     (C) "COMMITTEE" shall mean the Compensation Committee appointed by the Board, consisting of not less than two Non-Employee Directors.

     (D) "COMMON STOCK" shall mean the shares of common stock, $.001 par value per share, of the Company.

     (E)  "COMPANY" shall mean Trans World Gaming Corp. and its Subsidiaries.

     (F) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     (G) "FAIR MARKET VALUE" shall mean the closing price of a share of the Common Stock as of a specified date as reported on the principal securities exchange on which such shares of Common Stock are traded on the day immediately preceding the date as of which the Fair Market Value is being determined, or on the next preceding date on which such shares of Common Stock are traded if no shares of Common Stock were traded on such immediately


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          preceding day, or if the shares of Common Stock are not traded on a securities exchange, the Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares of Common Stock in the over-the-counter market on the day immediately preceding the date as of which the Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares of Common Stock are not publicly traded, the Fair Market Value shall be determined by the Committee or the Board. In no case shall the Fair Market Value be less then the par value of a share of Common Stock.

     (H) "FORM S-8 REGISTRATION STATEMENT" shall mean a registration statement filed on Form S-8 with and declared effective by the Securities and Exchange Commission under the Securities Act covering the offer and sale of the Options and the underlying Common Stock.

     (I) "NON-EMPLOYEE DIRECTOR" shall mean any member of the Company's Board who is a "Non-Employee Director" as such term is defined under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

     (J)  "OPTION" shall mean any option issued pursuant to this Plan.

     (K) "OPTIONEE" shall mean any person to whom an Option is granted under this Plan.

     (L) "PARENT" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option or the sale of any Common Stock, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (M)  "PLAN" shall mean this 1999 Non-Employee Director Stock Option
          Plan.

     (N) "REORGANIZATION" shall mean any merger, reorganization, consolidation or sale of all or substantially all of the Company's assets.

     (O) "REGISTERED" shall mean a Form S-8 Registration Statement shall be in effect covering the purchase of the Options or the underlying shares.

     (P) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

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     (Q)  "STOCK OPTION AGREEMENT" shall mean the agreement evidencing the
          Options granted to Optionees pursuant to the Plan containing the terms and conditions specified in Section 7 below.

     (R) "SUBSIDIARY" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option, each of the corporations, other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.   GENERAL ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion to administer the Plan and to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the operation of the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that the Committee may not alter, amend or modify the express provisions of the Plan. The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any action taken thereunder.

4.   TERM OF PLAN

     The Plan became effective upon its adoption by the Company's Board on September 21, 1999, subject to stockholder approval, and shall continue in effect for a term of ten (10) years unless sooner terminated under Section 10 hereof. Any Options outstanding under the Plan on such date shall continue to be exercisable pursuant to their terms, except as provided by Section 7 hereof.

5.   ELIGIBILITY

     Options may be granted to any Non-Employee Director of the Company as compensation for service on the Board.

6.   STOCK SUBJECT TO THE PLAN

     An aggregate of 250,000 shares of Common Stock shall be reserved for issuance pursuant to Options issued pursuant to the Plan. If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the shares of Common Stock allocable

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to the unexercised portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent issuance of Options under the Plan.

7.   TERMS AND CONDITIONS OF OPTIONS

     All Options issued pursuant to the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Code and evidenced by a Stock Option Agreement containing the terms and conditions specified in this Section 7.

     (A) GRANT OF OPTIONS. Each Non-Employee Director shall be granted an Option to purchase 2,000 shares of Common Stock on the first business day following the end of each fiscal quarter during which service on the Board is rendered commencing with the year 2000.

     (B) OPTION EXERCISE PRICE. The exercise price of each Option (the "Option Exercise Price") shall equal the Fair Market Value of the Common Stock on the day immediately preceding the date of grant of each Option. The Option Exercise Price shall be subject to adjustment as provided in this Section 7.

     (C) TERM AND EXERCISE OF OPTIONS. Options shall be exercisable in whole or in part at any time over the exercise period, but in no event shall such period exceed ten years from the date of the grant of each such Option. The exercise period shall be subject to earlier termination as provided in this Section 7. An Option may be exercised by giving prior written notice of such exercise to the Company and by paying the Option Exercise Price to the Company either by delivering on the date of exercise (i) a check in the amount of the Option Exercise Price, (ii) Common Stock having a Fair Market Value on the day immediately preceding the date of exercise equal to or less than the Option Exercise Price, or (iii) a combination thereof. If the Optionee tenders shares of Common Stock having a Fair Market Value which exceeds the Option Exercise Price, the Company shall return to the Optionee any and all whole shares of Common Stock which exceed the Option Exercise Price and the Company shall pay the Optionee any additional amount which exceeds the Option Exercise Price in cash in lieu of issuing the Optionee a fractional share for such amount.

     (D) VESTING AND RESTRICTIONS ON TRANSFERABILITY. Options issued under the Plan shall vest immediately upon grant and shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder.

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     (E)  DEATH OR DISABILITY OF OPTIONEE.  If an Optionee shall die or become disabled, all Options theretofore issued to such Optionee may, unless earlier terminated in accordance with their terms, be exercised at any time during the term of the Option by the personal representative of the Optionee or by the person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or disability of the Optionee.

     (F) TERMINATION OF DUTIES FOR ANY OTHER REASON. In the event an Outside Director's membership on the Board ceases for any reason other than one described in Section 7(E) hereof, any Options then held by such Outside Director shall be terminated within twelve
          (12) months following his cessation of Board membership.

     (G) SERVICES AS AN EMPLOYEE. If an Outside Director becomes an employee of the Company or any of its subsidiaries, the Outside Director shall be treated as continuing in service for purposes of this Outside Director Plan, but shall not be eligible to receive future grants while an employee. If the Outside Director's services as an employee terminate without his again becoming an Outside Director, the provisions of Section 7(F) shall apply as though such termination of employment were the termination of the Outside Director's membership on the Board.

     (H)  RECLASSIFICATION; RECAPITALIZATION; AND REORGANIZATIONS.

          (1) DIVIDENDS AND STOCK SPLITS. If there is any change in the number of shares of Common Stock through the declaration of stock dividends, recapitalization resulting in stock splits, or combinations or exchanges of such shares, then the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options and the Option Exercise Price shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

          (2) SPIN-OFFS AND LIQUIDATIONS. In the event of the proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, a split-up, a split-off or spin-off, each Option granted under the Plan shall terminate as of a date to be fixed by the Board, provided, however, that no less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee, who shall have the right during the period of

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          thirty (30) days preceding such termination, to exercise the
          Options as to all or any part of the shares of Common Stock covered thereby.

          (3) REORGANIZATIONS. If, while unexercised Options remain outstanding under the Plan, the Company executes a definitive Reorganization agreement, the Committee may provide that each Option granted under the Plan shall (i) terminate as of a date to be fixed by the Board, provided, however, that no less than thirty
          (30) days' written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby or (ii) remain outstanding and be adjusted so that on exercise the Optionee shall receive the securities, cash or property that would have been issued with respect to the shares of Common Stock had the Option been exercised immediately prior to the Reorganization. The Committee may also, in its discretion, permit the cancellation of outstanding Options in exchange for a cash payment to the Optionee equal to the difference between the exercise price of the Option and the value of the consideration that would have been paid had the Option been exercised immediately prior to the Reorganization.

          (4) EXEMPTIONS. This Section 7(H) shall not apply to a Reorganization in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any Reorganization in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any changes in such shares into two or more classes series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect Parent of the Company), property, cash or any combination thereof receivable by the holder of the number of shares of Common Stock for which such Option might have been exercised upon such Reorganization or reclassification. In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan. Except as herein expressly provided, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, or Reorganization, and any assurance by the

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          Company of shares of stock of any class, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to an Option or to the Option Price. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

8.   RIGHTS AS A SHAREHOLDER

     No Optionee shall have any rights as a shareholder with respect to any shares until the stock certificate evidencing such shares has been issued evidencing such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 7(H) hereof.

9.   GENERAL RESTRICTIONS

     (A) INVESTMENT REPRESENTATIONS. The Company may require an Optionee to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effect as the Company deems necessary or appropriate in order to comply with applicable federal and applicable state securities laws.

     (B) COMPLIANCE WITH SECURITIES LAWS. Each Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject thereto on any securities exchange or any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of Options, such Options may not be sold or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. The Company plans to register the shares subject to the Options on a Form S-8 Registration Statement. However, nothing herein shall be deemed to require the Company to obtain an effective Form S-8 Registration Statement or to apply for or to obtain any listing, registration or qualification of the Options or Common Stock to be issued pursuant thereto.

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10.  AMENDMENT AND TERMINATION OF THE PLAN

     The Board may at any time and from time to time suspend, terminate, modify or amend the Plan, provided that no suspension, termination, modification or amendment of the Plan may adversely affect any rights under the Plan unless the written consent of those affected is obtained.



















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